Exhibit 99.1

AvidXchange Names Dan Drees as President

James Sutton joins as Chief Revenue Officer

CHARLOTTE, N.C., January 31, 2023 — AvidXchange Holdings, Inc. (Nasdaq: AVDX), a leading provider of accounts payable (“AP”) automation software and payment solutions for middle market businesses and their suppliers, today announced that Dan Drees has been elevated to the role of President of AvidXchange. As the leader of sales, marketing, operations and product, Drees will be focused on driving organizational agility and greater operational synergies to advance the company’s market leading position in AP and payments automation. Also announced today, James Sutton joined AvidXchange as the Chief Revenue Officer, to lead both the Buyer and Supplier Customer sales functions.

“I’m thrilled to elevate Dan to the role of President,” said Michael Praeger, Co-Founder and Chief Executive Officer of AvidXchange. “Over the past four years, Dan has proven himself to be a strong leader and a great partner across the organization, playing an instrumental role in driving both our growth and operational efficiencies. As we seek to advance our market leading position in AP and payments automation for the middle market, I believe the time is right to adapt our organizational structure for greater speed and flexibility in order to execute the next phase of our growth strategy along with a committed path toward profitability.”

Drees has been with AvidXchange as Chief Growth Officer since 2018. Since joining, Drees has been key to AvidXchange’s growth and helping the company navigate critical milestones, such as organic vertical market expansions, multiple acquisitions, the IPO and the company’s response to Covid-19.

“I am honored to be part of this next step in AvidXchange’s evolution and growth. I believe this organizational model will allow us to drive increased speed in responding to customer needs across the organization and be more effective in how we accelerate the evaluation and execution of key strategic growth initiatives coming from our Co-Founder and CEO,” commented Dan Drees, President, AvidXchange. “These changes, in combination with James Sutton’s arrival as our new Chief Revenue Officer, are designed to support our goals of growing the business and scaling our operational efficiencies.”

James Sutton is joining AvidXchange as its Chief Revenue Officer reporting to Drees. Sutton brings deep sales and revenue senior leadership experience to breakthrough growth at scale with leading SaaS software and technology organizations such as Salesforce, Google, InVision and most recently, Gusto.

To learn more, visit: https://www.avidxchange.com/about/leadership/

About AvidXchange®
AvidXchange is a leading provider of accounts payable (“AP”) automation software and payment solutions for middle market businesses and their suppliers. AvidXchange’s software-as-a-service-based, end-to-end software and payment platform digitizes and automates the AP workflows for more than 8,000 businesses and it has made payments to more than 825,000 supplier customers of its buyers over the past five years.

Additionally, AvidXchange, Inc. is a licensed money transmitter for US B2B payments, licensed as a Money Transmitter by the New York State Department of Financial Services.

To learn more about how AvidXchange, and its publicly traded parent AvidXchange Holdings, Inc. (Nasdaq: AVDX), are transforming the way companies pay their bills, visit www.AvidXchange.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements generally relate to future events or our future financial or operating performance and often contain words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “future,” “likely,” “may,” “should,” “will” and similar words and phrases indicating future results. The information presented in this press release related to our expectations of future performance, including without limitation, express or implied statements concerning the timing or magnitude of the company’s growth trajectory and path toward profitability, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management’s current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements.

Factors which could cause actual results or effects to differ materially from those reflected in forward-looking statements include, but are not limited to, the risk factors and other cautionary statements described, from time to time, in AvidXchange’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, AvidXchange’s Annual Report on Form 10-K and other documents filed with the SEC, which may be obtained on the investor relations section of our website (https://ir.avidxchange.com/) and on the SEC website at www.sec.gov. Any forward-looking statements made by us in this press release are based only on information currently available to us and speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

Investor Relations Contact:

Subhaash Kumar

skumar1@avidxchange.com

1-813-760-2309

Media Relations Contact:

Olivia Sorrells

osorrells@avidxchange.com

1-386-848-3656